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                                                                       Exhibit 5


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                               New York, NY 10036



                                                                  April 18, 2001

Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842

               Re:  Fisher Scientific International Inc.
                    Registration Statement on Form S-3
                    (FILE NO. 333-58354)
                    ------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Fisher Scientific International Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 12,800,000 shares (including 1,800,000 shares subject to an over-allotment option) (the "Primary Shares"), and the sale by the Selling Stockholders named in the Registration Statement (as defined below) of up to 1,000,000 shares (the "Secondary Shares"), of the Company's common stock, par value $0.01 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-58354), as filed with the Securities and Exchange Commission (the "Commission") on April 5, 2001 under the Securities Act and Amendment No. 1 to the Registration Statement, to be filed with the Commis-


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Fisher Scientific International Inc.
April 18, 2001
Page 2


sion on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, the Selling Stockholders and Goldman Sachs & Co., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters to be named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as amended and presently in effect; (v) the By-laws of the Company, as presently in effect;
(vi) certain resolutions of the Board of Directors of the Company dated March 6, 2001, relating to the issuance and sale of the Primary Shares and related matters; (vii) certain resolutions of the Board of Directors of the Company and committees thereof relating to the Secondary Shares; (viii) the Trust Agreement dated January 21, 1998, between the Company and Mellon Bank, N.A., as trustee, (the "Trust Agreement"); (ix) the share certificate issued to Mellon Bank, N.A., as trustee under the Trust Agreement; and (x) a form of election form under the Trust Agreement (the "Election Form"), evidencing, in part, the Secondary Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material

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Fisher Scientific International Inc.
April 18, 2001
Page 3


to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth in paragraph 2 below, we have assumed that, with respect to the Secondary Shares, the Selling Stockholders duly executed and completed the Election Form in the form of Election Form examined by us.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that:

      1. When (i) the Registration Statement becomes effective under the Securities Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the certificates representing the Primary Shares, in the form of the specimen certificate examined by us, have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

      2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.




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Fisher Scientific International Inc.
April 18, 2001
Page 4


         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,



                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP







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